Exhibit 3.2
AMENDED BYLAWS
OF
ENERGIZER HOLDINGS, INC.
Dated as of ~~May 14, 2009~~April 25, 2011
ARTICLE I — SHAREHOLDERS
     SECTION 1. ANNUAL MEETING: The annual meeting of shareholders shall be held at the principal office of the Company, or at such other place either within or without the State of Missouri as the Directors may from time to time determine, at 2:00 P.M. on the fourth Monday in January in each year, or such other time as may be determined by the Chairman of the Board, or if such day be a legal holiday then on the next succeeding business day, to elect Directors and transact such other business as may properly come before the meeting.
     SECTION 2. SPECIAL MEETINGS: Special meetings of shareholders may be called only by the affirmative vote of a majority of the entire Board of Directors or by the Chairman of the Board or the President by request for such a meeting in writing. Such request shall be delivered to the Secretary of the Company and shall state the purpose or purposes of the proposed meeting. Upon such direction or request, subject to any requirements or limitations imposed by the Company’s Articles of Incorporation, by these Bylaws, or by law, it shall be the duty of the Secretary to call a special meeting of the shareholders to be held at such time as is specified in the request. Only such business shall be conducted, and only such proposals shall be acted upon, as are specified in the call of any special meeting of shareholders, and each such meeting shall be held at such time, and at such place either within or without the State of Missouri, as may be specified in the notice thereof. As used in these Bylaws, the terms “entire Board of Directors” means the total number of Directors fixed by, or in accordance with, these Bylaws.
     SECTION 3. NOTICE.
     (a) Except as otherwise required by the laws of Missouri, notice of each meeting of the shareholders, whether annual or special, shall be given, except that (i) it shall not be necessary to give notice to any shareholder who properly waives notice before or after the meeting, whether in writing or by electronic transmission or otherwise, and (ii) no notice of an adjourned meeting need be given except when required under these Bylaws or by law. Such notice shall state the date, time and place, if any, of the meeting (and the means of remote communications, if any, by which shareholders and proxy holders may be deemed to be present in person at such meeting), and in the case of a special meeting, shall also state the purpose or purposes thereof. Except as otherwise required by law, each notice of a meeting shall be given in any manner permitted by law not less than 10 nor more than 70 days before the meeting and shall state the time and place of the meeting, and unless it is the annual meeting, shall state at whose direction or request the meeting is called and the purposes for which it is called. The attendance of any shareholder at a meeting, without protesting at the beginning of the meeting that the meeting is not lawfully called or convened, shall constitute a waiver of notice by such shareholder; and the requirement of notice may also be waived in accordance with Section 4(b) of Article 5 of these Bylaws. Any previously scheduled meeting of shareholders may be postponed, and (unless the Articles of Incorporation otherwise provide) any special meeting of shareholders may be canceled or postponed, by resolution of the Board of Directors upon public notice (as defined in Section 6 of Article I of these Bylaws) given on or prior to the date previously scheduled for such meeting of shareholders.
     (b) Without limiting the manner by which notice otherwise may be given effectively to shareholders, any notice to a shareholder given by the Company may be given by a form of electronic transmission consented to by the shareholder to whom the notice is given. Any such consent shall be revocable by the shareholder by written notice to the Company. Any such consent shall be deemed revoked (i) if the Company is unable to deliver by electronic transmission two consecutive notices given by the Company in accordance with such consent and (ii) such inability becomes known to the Secretary or an Assistant Secretary of the Company or to the transfer agent or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. For purposes of these Bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.
     (c) Notice shall be deemed given, if mailed, when deposited in the United States mail with postage prepaid, if addressed to a shareholder at his or her address on the Company’s records. Notice given by electronic transmission shall be deemed given (i) if by facsimile, when directed to a number at which the shareholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the shareholder has consented to receive notice; (iii) if by posting on an electronic network together with separate notice to the shareholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (iv) by any other form of electronic transmission, when directed to the shareholder.
     SECTION 4. QUORUM; VOTING:
     (a) At any meeting of the shareholders, every holder of common stock shall be entitled to vote in person, by a telephonic voting system (including one established by a proxy solicitation firm, proxy support service organization or like agent), or by proxy appointed by a proper instrument in writing and subscribed by the shareholder or by his or her duly appointed attorney-in-fact. A shareholder may authorize another person or persons to act for him as proxy by transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the shareholder. Each shareholder shall have such voting power as is prescribed by the Articles of Incorporation with respect to the shares registered in his or her name on the books of the Company.
     (b) At any meeting of shareholders, the holders of shares having a majority of the voting power entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for all purposes. If, however, such quorum shall not be present or represented at any meeting of shareholders, the holders of shares having a majority of the outstanding voting power present and entitled to vote at any meeting may adjourn the same from time to time for successive periods of not more than ninety days after such adjournment, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the original meeting.
     (c) If a quorum is present, the affirmative vote of the holders of shares constituting a majority of the voting power represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders unless the vote of a greater number of shares is required by the Company’s Articles of Incorporation, by these Bylaws or by law.
     SECTION 5. ORGANIZATION; CONDUCT OF MEETING:
     (a) Each meeting of shareholders shall be convened and presided over by the Chairman of the Board, if any, or in his or her absence, by the vice chairman of the Board, if any, or in his or her absence, by the Chief Executive Officer, if any, or in his or her absence, by a chairman of the meeting, which chairman must be an officer or director of the Company and must be designated as chairman of the meeting by the Board of Directors. The Secretary of the Company or, in his or her absence, a person whom the person presiding over the meeting shall appoint, shall act as Secretary of each meeting of shareholders. Whenever the Secretary shall act as chairman of the meeting, or shall be absent, the chairman of the meeting shall appoint a person present to act as Secretary of the meeting.
     (~~a~~b) Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at a meeting except in accordance with the requirements and procedures set forth in this Section 5. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of shareholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the ~~Chairman~~chairman of any meeting of shareholders shall have the right and authority to convene and adjourn the meeting, prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the ~~Chairman~~chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting, (ii) rules and procedures for maintaining order at the meeting and the safety of those present, (iii) limitations on attendance at or participation in the meeting to shareholders of record of the Company, their duly authorized and constituted proxies ~~or~~and such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; (v) limitations on the time allotted to questions or comments by participants; ~~and~~ (vi) adjournment of the meeting either by the ~~Chairman~~chairman of the meeting or by vote of the ~~shares~~ shareholders by the vote of a majority of the voting power of the stock entitled to vote on the subject matter, present in person or by proxy at the meeting.; and (vii) regulation of the voting or balloting, as applicable, including matters which are to be voted on by ballot, if any. Unless and except to the extent determined by the Board of Directors or the ~~Chairman~~chairman of the meeting, meetings of shareholders shall not be required to be held in accordance with the rules of parliamentary procedure. The ~~Chairman~~chairman of the meeting shall have absolute authority to decide questions of compliance with the foregoing procedures, and his or her ruling thereon shall be final and conclusive.
     (~~b~~c) Notwithstanding anything to the contrary in these Bylaws, unless otherwise required by law, if a shareholder (or qualified representative) does not appear at the annual or special meeting of shareholders of the Company to present a nomination or business proposed by such shareholder pursuant to Section 6 of this Article I or Section 1 of Article II, such nomination shall be disregarded and such proposed business shall not be transacted, even though proxies in respect of such vote may have been received by the Company. In order to be considered a qualified representative of the shareholder, a person must be a duly authorized officer, manager or partner of such shareholder or must be authorized by a writing executed by such shareholder or an electronic transmission delivered by such shareholder to act for such shareholder as proxy at the meeting of shareholders, and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of shareholders.
     SECTION 6. BUSINESS TO BE CONDUCTED; ADVANCE NOTICE:
     (a) At an annual meeting of shareholders, only such business (other than nominations of Directors, which must be made in compliance with, and shall be exclusively governed by, Section 1 of Article II of these Bylaws) shall be conducted as shall have been brought before the meeting (i) pursuant to the Company’s notice of the meeting (or any supplement thereto), (ii) by or at the direction of the Board of Directors or any committee thereof or (iii) by any shareholder of the Company who is a shareholder of record at the time of giving of the notice provided for in this Section 6 and at the time of the annual meeting, who shall be entitled to vote at such meeting and who shall have complied with the notice procedures set forth in this Section 6; clause (iii) shall be the exclusive means for a shareholder to submit such business (other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and included in the Company’s notice of meeting) before or at an annual meeting of shareholders.
     (b) At any special meeting of shareholders, only such business or proposals as are specified in the notice of the meeting may be properly brought before the meeting.
     (c) For any such business to be properly brought before an annual meeting by a shareholder of record pursuant to Section 6(a)(iii) of this Article I of these Bylaws, the shareholder must have given timely notice thereof in writing to the Secretary of the Company and any such proposed business must constitute a proper matter for shareholder action. To be timely, a shareholder’s notice, in writing, must be delivered to or mailed to and received by the Secretary of the Company at the principal offices of the Company not less than 90 days nor more than 120 days ~~prior to the date~~in advance of the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that (i) no annual meeting was held in the previous year or (ii)the date of the annual meeting is more than 30 days before or more than 60 days after such date, notice by the shareholder must be received not earlier than the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, the seventh day following the day on which ~~such~~ notice of the date of the meeting was mailed or on which ~~such~~ public notice was given. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above. Public notice shall be deemed to have been given if a public announcement is made by press release reported by a national news service or in a publicly available document filed with the United States Securities and Exchange Commission pursuant to the Exchange Act.
     (d) Notwithstanding anything in these Bylaws to the contrary, no business (other than the election of Directors) shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 6. Except as otherwise provided by law, the Articles of Incorporation or these Bylaws, the ~~Chairman~~chairman of the meeting may, if the facts warrant, determine that the proposed business was not properly brought before the meeting in accordance with the provisions of this Section 6 (including whether the shareholder or beneficial owner, if any, on whose behalf the proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such shareholder’‘s proposal in compliance with such shareholder’‘s representation as required by clause (e)(iii)(e) of this Section 6); and, if the Chairman should so determine, the Chairman shall so declare to the meeting, and any such proposed business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 6, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 6; provided, however, that any references in these Bylaws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to business proposals to be considered pursuant to Section 6 of this Article I of these Bylaws (including clause (a)(iii) hereof). Nothing in this Section 6 shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14a-8 under the Exchange Act. The provisions of this Section 6 shall also govern what constitutes timely notice for purposes of Rule 14a-4(c) of the Exchange Act.
     (e) A shareholder’s notice to the Secretary shall set forth as to each matter he or she proposes to bring before the meeting:
     (i) as to each matter the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including any proposed resolutions), the reasons for proposing to conduct such business at the meeting and any material interest of such shareholder (and of the beneficial owner, if any, on whose behalf the proposal is made) in such business;
     (ii) a description of all agreements, arrangements and understandings between such shareholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such shareholder);
     (iii) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made,
     (iv) the name and address of such shareholder and beneficial owner, as they appear in the Company’s shareholder records,
     (v)(1) the class and number of shares of the Company’s capital stock which are directly or indirectly beneficially owned or owned of record by such shareholder and beneficial owner, (2) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Company or with a value derived in whole or in part from the value of any class or series of shares of the Company, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Company or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such shareholder or beneficial owner and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Company, (3) any proxy, contract, arrangement, understanding or relationship pursuant to which such shareholder or beneficial owner has a right to vote any shares of any security of the Company, (4) any short interest in any security of the Company (for purposes of these Bylaws, a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (5) any rights to dividends on the shares of the Company owned beneficially by such shareholder or beneficial owner that are separated or separable from the underlying shares of the Company, (6) any proportionate interest in shares of the Company or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such shareholder or beneficial owner is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, and (7) any performance-related fees (other than an asset-based fee) that such shareholder or beneficial owner is entitled to based on any increase or decrease in the value of shares of the Company or Derivative Instruments (the foregoing items (1) through (7), individually or collectively, the “Disclosable Interests”), if any, as of the date of such notice, including without limitation any Disclosable Interests held by members of such shareholder’s or beneficial owner’s immediate family sharing the same household (which information shall be supplemented by such shareholder and beneficial owner, if any, not later than 10 days after the record date for the meeting to disclose such ownership as of the record date),
     (vi) a representation that the shareholder is a holder of record of shares of the Company, entitled to vote at the meeting, and intends to appear in person or by proxy at the meeting to propose such business,
     (vii) any other information that would be required to be provided by the shareholder or beneficial owner in a proxy statement or other filing required to be made in connection with solicitations of proxies for the proposal pursuant to Regulation 14A under the Exchange Act, in such person’s capacity as a proponent of a shareholder proposal, and
     (viii) a representation as to whether the shareholder or the beneficial owner, if any, intends or is part of a group which intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to approve or adopt the proposal or (2) to otherwise solicit proxies from shareholders in support of such proposal. The meaning of the term “group” shall be within the meaning ascribed to such term under Section 13(d)(3) of the Exchange Act.
     (f) The proposed business must not be an improper subject for shareholder action under applicable law, and the shareholder must comply with state law, the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 6. The shareholder (or a qualified representative of the shareholder) must appear at the meeting of shareholders to propose such business and another shareholder must second the proposal.
     SECTION 7. WRITTEN CONSENT OF SHAREHOLDERS: Any action which may be taken at any meeting of the shareholders, except the annual meeting of the shareholders, may be taken without a meeting if consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof. Such consent may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute but one and the same instrument.

     ~~SECTION 8. ORGANIZATION: Each meeting of shareholders shall be convened by the Chairman of the Board, President, Secretary or other officer or person calling the meeting by notice given in accordance with these Bylaws. The Chairman of the Board, or any person appointed by the Chairman of the Board prior to any meeting of shareholders, shall act as Chairman of each such meeting of shareholders. In the absence of the Chairman of the Board, or a person appointed by the Chairman of the Board to act as Chairman of the meeting, the shareholders present at the meeting shall designate a Chairman of the meeting. The Secretary of the Company, or a person designated by the Chairman of the meeting, shall act as Secretary of each meeting of shareholders. Whenever the Secretary shall act as Chairman of the meeting, or shall be absent, the Chairman of the meeting shall appoint a person present to act as Secretary of the meeting.~~
ARTICLE II — BOARD OF DIRECTORS
     SECTION 1. ELECTION; TENURE; QUALIFICATIONS:
     (a) The Board of Directors shall consist of not less than six (6) nor more than fifteen (15) members, such Directors to be classified in respect of the time for which they shall severally hold office by dividing them into three classes of approximately equal size, each class to be elected for a term of three years; and the number of Directors shall be fixed by a resolution of the Board of Directors adopted from time to time.
     (b) Directors shall be elected at each annual meeting of shareholders, to hold office until the expiration of the term of their respective class, or until their respective successors shall be elected and shall qualify. Directors need not be shareholders unless the Articles of Incorporation at any time so require.
     (c) Nominations of persons for election to the Board of Directors of the Company may be made at an annual meeting of shareholders (i) pursuant to the Company’s notice of the meeting (or any supplement thereto), (ii) by or at the direction of the Board of Directors or any committee thereof designated by the Board, or (iii) by any shareholder of the Company who is a shareholder of record of the Company at the time of giving of the notice provided for in this Section 1 and at the time of the meeting, who shall be entitled to vote for the election of Directors at the meeting and who complies with the notice procedures set forth in this Section 1; clause (iii) shall be the exclusive means for a shareholder to make nominations of persons for election to the Board of Directors at an annual meeting of shareholders. In order for persons nominated to the Board, other than those persons nominated by or at the direction of the Board or any committee thereof designated by the Board, to be qualified to serve on the Board, such nominations shall be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, a shareholder’s notice, in writing, must be delivered to or mailed to and received by the Secretary of the Company at the principal offices of the Company (i) in the case of an annual meeting, not less than 90 days nor more than 120 days ~~prior to date~~in advance of the first anniversary of the preceding year’s annual meeting, provided, however, that in the event that no annual meeting was held in the previous year or the date of the meeting is more than 30 days before or more than 60 days after such date, notice by the shareholder must be received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the seventh day following the day on which ~~such~~ notice of the date of the meeting was mailed or on which such public notice was first given; or (ii) in the case of a special meeting at which the Board of Directors gives notice that Directors are to be elected, not earlier than the 120th day prior to the date of such special meeting and not later than the close of business on the later of the 90th day prior to the date of such special meeting or the seventh day following the day on which public notice of the date of the meeting and of the nominees proposed by the Board of Directors to be elected at such meeting is first made. In no event shall any adjournment or postponement of a meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above. “Public notice” shall be deemed to have been given if a public announcement is made by press release reported by a national news service or in a publicly available document filed with the United States Securities and Exchange Commission pursuant to the Exchange Act (or any successor of such statute or regulation promulgated thereunder). Neither an adjournment nor a postponement of an annual meeting (or an announcement thereof) shall begin a new time period for delivering a shareholder’s notice.
     (d) Such shareholder’s notice shall set forth, as to each person whom the shareholder proposes to nominate for election or re-election as a Director,
     (i) the name, age, business address and residence address of such person,
     (ii) the principal occupation or employment of such person for the previous five years,
     (iii) such person’s Disclosable Interests, if any, as of the date of such notice, including without limitation any Disclosable Interests held by members of such person’s immediate family sharing the same household (which information shall be supplemented by such person, if any, not later than 10 days after the record date for the meeting to disclose such ownership as of the record date),
     (iv) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships between or among such shareholder and beneficial owner, if any, and their respective affiliates or others acting in concert therewith (on the one hand) and each proposed nominee and his or her affiliates or others acting in concert therewith (on the other hand), including without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the shareholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a Director or executive officer of such registrant,
     (v) such person’s written consent to being named as a nominee and to serving as a Director if elected, and
     (vi) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors in a contested election, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (or any successor of such regulation or statute).
     Any such person proposed for nomination shall furnish any information, in addition to that required above, to the Company as it may reasonably require to determine the eligibility of the proposed nominee to serve as an independent Director or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, or such nominee.

     (e) As to the shareholder(s) and the beneficial owner(s), if any, on whose behalf the nomination is made:
     (i) the name and address of such shareholder and beneficial owner, as they appear in the Company’s shareholder records,
     (ii) such shareholder(s)’ and beneficial owner(s)’ Disclosable Interests, if any, as of the date of such notice, including without limitation any Disclosable Interests held by members of such shareholder(s)’ immediate family sharing the same household (which information shall be supplemented by such shareholder(s) and beneficial owner(s), if any, not later than 10 days after the record date for the meeting to disclose such ownership as of the record date),
     (iii) a representation that the shareholder is a holder of record of shares of the Company, entitled to vote at such meeting, and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice,
     (iv) any other information that would be required to be provided by the shareholder or beneficial owner in a proxy statement or other filing required to be made in connection with solicitations of proxies for the proposal pursuant to Regulation 14A under the Exchange Act in such person’s capacity as a proponent of a shareholder proposal, and
     (v) a representations as to whether the shareholder or the beneficial owner, if any, intends or is part of a group which intends (i) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to elect the nominee, or (ii) otherwise solicit proxies from shareholders in support of such nominee.
     (f) Notwithstanding anything to the contrary in this Section 1, (i) unless the shareholder (or a qualified representative of the shareholder) appears at the applicable meeting of shareholders to present the nomination and another shareholder seconds the shareholder’s motion, such nomination shall be disregarded, and (ii) a shareholder shall also comply with state law and the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 1.
     (g) No person shall be qualified for election as a Director of the Company unless nominated in accordance with the requirements and procedures set forth in this section. The ~~Chairman~~chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the provisions of these Bylaws, and if he or she should so determine, shall so declare to the meeting, and the defective nomination shall be disregarded. The Chairman of a meeting shall have absolute authority to decide questions of compliance with the foregoing procedures, and his or her ruling thereon shall be final and conclusive.
     (h) To be eligible to be a nominee for election or reelection as a Director of the Company, the prospective nominee (whether nominated by or at the direction of the Board of Directors or by a shareholder), or someone acting on such prospective nominee’s behalf, must deliver (in accordance with any applicable time periods prescribed for delivery of notice under this Section 1) to the Secretary at the offices of the Company a written questionnaire providing such information with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made that would be required to be disclosed to shareholders pursuant to applicable law or the rules and regulations of any stock exchange applicable to the Company, including without limitation all information concerning such persons that would be required to be disclosed in solicitations of proxies for election of Directors pursuant to and in accordance with Regulation 14A under the Exchange Act (which questionnaire shall be provided by the Secretary upon written request). The prospective nominee must also provide a written representation and agreement, in the form provided by the Secretary upon written request, that such prospective nominee: (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such prospective nominee, if elected as a Director of the Company, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Company or (2) any Voting Commitment that could limit or interfere with such prospective nominee’s ability to comply, if elected as a Director of the Company, with such prospective nominee’s fiduciary duties under applicable law; (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a Director that has not been disclosed therein; and (C) would be in compliance if elected as a Director of the Company, and will comply with all applicable corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Company. For purposes of this Section 1(h), a “nominee” shall include any person being considered to fill a vacancy on the Board of Directors.
     SECTION 2. POWERS: The Board of Directors shall have power to direct the management and control the property and affairs of the Company, and to do all such lawful acts and things which, in their absolute judgment and discretion, they may deem necessary and appropriate for the expedient conduct and furtherance of the Company’s business.
     SECTION 3. CHAIRMAN: The Directors shall elect one of their number to be Chairman of the Board. The Chairman shall preside at all meetings of the Board, unless absent from such meeting, in which case, if there is a quorum, the Directors present may elect another Director to preside at such meeting.
     SECTION 4. MEETINGS:
     (a) Regular meetings of the Board, or of any committee designated by the Board, may be held without notice at such time and place either within or without the State of Missouri as shall from time to time be determined by the Chairman of the Board. Special meetings of the Board, or of any committee designated by the Board, may be held at any time and place upon the call of the Chairman of the Board, President or Secretary of the Company by oral, written, telefax, telegraphic or other electronic notice duly given, sent or mailed to each Director, at such Director’s last known address, not less than twenty-four hours before such meeting; provided, however, that any Director may, at any time, in writing or by telefax, telegram, or other electronic transmission waive notice of any meeting at which he or she may not be or may not have been present. Attendance of a Director at any meeting shall constitute a waiver of notice of the meeting except where a Director attends a meeting for the sole and express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Rules of procedures for the conduct of such meetings may be adopted by resolution of the Board of Directors.

     (b) Members of the Board, or of any committee designated by the Board, may participate in a meeting of the Board or committee by means of a conference telephone or similar communication equipment whereby all persons participating in the meeting can hear each other, and participants in a meeting in this manner shall constitute presence in person at the meeting.
     SECTION 5. QUORUM: A majority of the entire Board of Directors shall constitute a quorum at all meetings of the Board, and the act of the majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board of Directors unless a greater number of Directors is required by the Articles of Incorporation, by these Bylaws or by law. At any meeting of Directors, whether or not a quorum is present, the Directors present thereat may adjourn the same from time to time without notice other than announcement at the meeting.
     SECTION 6. WRITTEN CONSENT OF DIRECTORS: Any action which may be taken at any meeting of Directors, or of any committee of the Board, may be taken without a meeting if consents in writing, setting forth the action so taken, shall be signed by all of the members of the Board or committee. Such consents may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute but one and the same instrument.
     SECTION 7. RESIGNATION OF DIRECTORS: Any Director of the Company may resign at any time by giving written notice of such resignation to the Board of Directors, the Chairman of the Board, the President, or the Secretary of the Company. Any such resignation shall take effect at the time specified therein or, if no time is specified, upon receipt thereof by the Board of Directors or one of the above-named officers of the Company; and, unless specified therein, the acceptance of such resignation shall not be necessary to make it effective.
     SECTION 8. VACANCIES: Vacancies on the Board and newly created directorships resulting from any increase in the number of Directors to constitute the Board of Directors may be only filled by a majority of the Directors then in office, although less than a quorum, or by a sole remaining Director.
     SECTION 9. COMPENSATION OF DIRECTORS: The Board of Directors may, by resolution passed by a majority of the entire Board, fix the terms and amount of compensation payable to any person for his or her services as Director, if he or she is not otherwise compensated for services rendered as an officer or employee of the Company; provided, however, that any Director may be reimbursed for reasonable and necessary expenses of attending meetings of the Board, or otherwise incurred for any Company purpose; and provided, further, that members of special or standing committees may also be allowed compensation and expenses similarly incurred. Nothing herein contained shall be construed to preclude any Director from serving the Company in any other capacity and receiving compensation therefor.
     SECTION 10. COMMITTEES OF THE BOARD OF DIRECTORS: The Board of Directors may, by resolution passed by a majority of the entire Board, designate two or more Directors to constitute an Executive Committee of the Board which shall have and shall exercise all of the authority of the Board of Directors in the management of the Company, in the intervals between meetings of the Board of Directors. In addition, the Board may appoint any other committee or committees, with such members, functions, and powers as the Board may designate. The Board shall have the power at any time to fill vacancies in, to change the size or membership of, or to dissolve any one or more of such committees. Each such committee shall have such name as may be determined by the Board, and shall keep regular minutes of its proceedings and report the same to the Board of Directors for approval as required. At all meetings of a committee, a majority of the committee members then in office shall constitute a quorum for the purpose of transacting business, and the acts of a majority of the committee members present at any meeting at which there is a quorum shall be the acts of the committee. A Director who may be disqualified, by reason of personal interest, from voting on any particular matter before a meeting of a committee may nevertheless be counted for the purpose of constituting a quorum of the committee. Any action which is required to be or may be taken at a meeting of a committee of Directors may be taken without a meeting if consents in writing, setting forth the action so taken, are signed by all the members of the committee.
ARTICLE III — OFFICERS
     SECTION 1. OFFICERS; ELECTION: The officers of the Company shall be a Chairman of the Board, a Chief Executive Officer, a President, and a Secretary, and may also include, as the Board may from time to time designate, one or more Vice Chairmen of the Board, one or more Executive Vice Presidents, one or more Senior Vice Presidents, one or more Group Vice Presidents, one or more Vice Presidents, a General Counsel, a Treasurer, a Controller, and one or more Assistant Secretaries, Assistant Treasurers and Assistant Controllers. The Board of Directors shall elect all officers of the Company, except that Assistant Secretaries, Assistant Treasurers and Assistant Controllers may be appointed by the Chairman of the Board or the Chief Executive Officer. The Board of Directors may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as the Board of Directors shall from time to time determine. Any two or more offices may be held by the same person except the offices of Chairman of the Board and Secretary.
     SECTION 2. TERMS; COMPENSATION: All officers of the Company shall hold office at the pleasure of the Board of Directors. The compensation each officer is to receive from the Company shall be determined in such manner as the Board of Directors shall from time to time prescribe.
     SECTION 3. POWERS; DUTIES: Each officer of the Company shall have such powers and duties as may be prescribed by resolution of the Board of Directors or as may be assigned by the Board of Directors or the Chief Executive Officer.
     SECTION 4. REMOVAL: Any officer elected by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interest of the Company will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the officer so removed. The Chairman of the Board may suspend any officer until the Board of Directors shall next convene.
ARTICLE IV — CAPITAL STOCK
     SECTION 1. STOCK CERTIFICATES:
     (a) All certificates representing shares of stock of the Company shall be numbered appropriately and shall be entered in the books of the Company as they are issued. They shall be signed by the Chairman of the Board or the Chief Executive Officer or a President or a Vice President and by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer of the Company, and shall bear the corporate seal of the Company. To the extent permitted by law, the signatures of such officers, and the corporate seal, appearing on certificates of stock, may be facsimiles, engraved or printed. In case any such officer who signed or whose facsimile signature appears on any such certificate shall have ceased to be such officer before the certificate is issued, such certificate may nevertheless be issued by the Company with the same effect as if such officer had not ceased to be such officer at the date of its issue.
     (b) The Company shall not issue a certificate for a fractional share; however, the Board of Directors may issue, in lieu of any fractional share, scrip or other evidence of ownership upon such terms and conditions as it may deem advisable.
     (c) Notwithstanding any other provision of this Article IV, the Board of Directors may by resolution determine to issue certificateless shares, for registration in book entry accounts for shares of stock in such form as the appropriate officers of the Company may from time to time prescribe, in addition to or in place of shares of the Company represented by certificates, to the extent authorized by applicable law.
     SECTION 2. RECORD OWNERSHIP: The Company shall maintain a record of the name and address of the holder of each certificate, the number of shares represented thereby, and the date of issue and the number thereof. The Company shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof, and accordingly it will not be bound to recognize any equitable or other claim of interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Missouri.
     SECTION 3. TRANSFERS: Transfers of stock of the Company shall be made on the books of the Company only by the holder thereof in person, or by such person’s duly appointed attorney-in-fact, lawfully constituted in writing, and upon the surrender of the certificate therefor for cancellation, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the authenticity of the transfer (or, with respect to uncertificated shares, by deliver of duly executed instructions or in any other manner permitted by law) and payment of any applicable transfer taxes as the Company or its agents may reasonably require.
     SECTION 4. TRANSFER AGENTS; REGISTRARS: The Board of Directors shall, by resolution, from time to time appoint one or more Transfer Agents, that may be officers or employees of the Company, to make transfers of shares of stock of the Company, and one or more Registrars to register shares of stock issued by or on behalf of the Company. The Board of Directors may adopt such rules as it may deem expedient concerning the issue, transfer and registration of stock certificates of the Company.
     SECTION 5. LOST CERTIFICATES: Each person whose certificate of stock has been lost, stolen or destroyed shall be entitled to have a replacement certificate issued in the same name and for the same number of shares as the original certificate, provided that such person has first filed with such officers of the Company, Transfer Agents and Registrars, as the Board of Directors may designate, an affidavit stating that such certificate was lost, stolen or destroyed and a bond of indemnity, each in the form and with such provisions as such officers, Transfer Agents and Registrars may reasonably deem satisfactory.
     SECTION 6. TRANSFER BOOKS; RECORD DATES: The Board of Directors shall have power to close the stock transfer books of the Company as permitted by law; provided, however, that in lieu of closing the said books, the Board of Directors may fix in advance a date, not exceeding seventy days preceding the date of any meeting of shareholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares shall go into effect, as a record date to allow for the determination of shareholders entitled to receive notice of, and to vote at, any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or to receive any such allotment of rights or to exercise the rights in respect of any such change, conversion or exchange of shares, and in such case such shareholders, and only such shareholders, as shall be shareholders of record on the date of closing the transfer books or on the record date so fixed shall be entitled to receive notice of, and to vote at, such meeting, and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the Company after such date of closing of the transfer books or such record date fixed as aforesaid. If the Board of Directors does not close the transfer books or set a record date for the determination of the shareholders entitled to notice of and to vote at any meeting of shareholders, only the shareholders who are shareholders of record at the close of business on the twentieth day preceding the date of the meeting shall be entitled to notice of and to vote at the meeting and upon any adjournment of the meeting, except that if prior to the meeting written waivers of notice of the meeting are signed and delivered to the Company by all of the shareholders of record at the time the meeting is convened, only the shareholders who are shareholders of record at the time the meeting is convened shall be entitled to vote at the meeting and any adjournment of the meeting.
     SECTION 7. DIVIDENDS: Dividends upon the outstanding shares of the Company may be declared by the Board of Directors at any regular or special meeting pursuant to law. Before payment of any dividend, there may be set aside out of any funds of the Company available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Company, or for such other purpose as the Directors shall think conducive to the interest of the Company, and the Directors may modify or abolish any such reserve in the manner in which it was created.
ARTICLE V — OFFICES, SEAL, BOOKS, NOTICE, CHECKS, FISCAL YEAR
     SECTION 1. OFFICES: The principal office of the Company shall be located at 800 Chouteau, St. Louis, Missouri 63102.
     SECTION 2. SEAL: The corporate seal of the Company shall be a circular seal; the words “ENERGIZER HOLDINGS, INC.” shall be embossed in the outer margin; and the words “Corporate Seal” shall be embossed in the interior; and impression of the same is set forth hereon.
     SECTION 3. PLACE FOR KEEPING BOOKS AND SEAL: The books of the Company, and its corporate minutes and corporate seal, shall be kept in the custody of or under the direction of the Secretary at the principal office of the Company, or at such other place or places and in the custody of such other person or persons as the Board of Directors may from time to time determine.
     SECTION 4. NOTICES:
     (a) Whenever, under the provisions of applicable law, the Articles of Incorporation or these Bylaws, written notice is required to be given to any Director or shareholder, it shall not be construed to require personal notice, but such notice may be given by mail, by depositing the same in the post office or in a letter box, in a post-paid sealed wrapper, addressed to such

Director or shareholder at such address as appears on the books of the Company, and such notice shall be deemed to be given at the time when the same shall be thus mailed, or may be given by telefax, telegraphic or other electronic transmission to the extent authorized or allowed by law.
     (b) Any person may waive any notice required to be given under these Bylaws. Whenever notice is required to be given pursuant to the law of Missouri, the Articles of Incorporation or these Bylaws, a written waiver thereof, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting of shareholders or the Board of Directors or a committee thereof shall constitute a waiver of notice of such meeting, except when the shareholder or Director attends such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the shareholders or the Board of Directors or committee thereof need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Articles of Incorporation or by these Bylaws.
     SECTION 5. FISCAL YEAR: The fiscal year of the Company shall commence with the first day of October in each year.
ARTICLE VI — ALTERATION, AMENDMENT OR REPEAL OF BYLAWS
     These Bylaws may be altered, amended or repealed at any regular meeting of the Board of Directors, or at any special meeting of the Board of Directors if a description of the proposed alteration, amendment or repeal is provided in the materials presented at such regular or special meeting, by the affirmative vote of a majority of the entire Board of Directors, provided that such authority has been delegated to the Board of Directors by the Articles of Incorporation and further provided that in no event shall the Bylaws be inconsistent with law or, in substance to a material degree, with any of the terms, conditions or provisions of the Articles of Incorporation of the Company.